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                                                                    EXHIBIT 10.7

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Amendment"), made and entered into this 30th day of September, 1996 by and among MAZEL COMPANY L.P., a Delaware limited partnership (the "Partnership"), MAZEL STORES, INC., an Ohio corporation (the "Company"), and SUE ATKINSON (the "Employee"), is to evidence the following agreements and understandings:

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Employee made and entered into an Employment Agreement with the Partnership, effective March 28, 1996 (the "Agreement");

         WHEREAS, the Company has acquired all of the assets and assumed substantially all of the liabilities of the Partnership in exchange for all of the capital stock in the Company; and

         WHEREAS, the Company is now contemplating an initial public offering of its Common Stock (the "Initial Public Offering") and the parties have agreed to amend and restate the original Agreement to facilitate the Initial Public Offering.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. TERM. The Company hereby employs the Employee, and the Employee hereby accepts such employment, for an initial term commencing on the effective date of the Initial Public Offering (the "Effective Date") and ending on January 31, 1999, unless sooner




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terminated in accordance with the provisions of Section 4 or Section 5; with such employment to continue in accordance with the terms of this Agreement from year to year thereafter (subject to termination as aforesaid) unless either party notifies the other party in writing not less than thirty (30) days prior to the expiration of the initial term and each annual renewal thereof (said initial term and any continuation thereof being hereinafter referred to as the "TERM").

         2. DUTIES. The Employee, in her capacity as Senior Vice President--Chief Financial Officer and Treasurer, shall faithfully perform for the Company the duties of said offices and shall perform such other duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the Board of Directors. The Employee shall devote substantially all of her business time and effort to the performance of her duties hereunder.

         3. COMPENSATION.

                  3.1 SALARY. The Company shall pay the Employee during the Term a salary at the rate of One Hundred Seventeen Thousand Six Hundred Dollars ($117,600) per annum (the "ANNUAL SALARY"). The Annual Salary shall be payable in equal semi-monthly installments, less such deductions as shall be required to be withheld by applicable law and regulations. Commencing on each anniversary of the commencement date of the Term, the Annual Salary shall be increased by an amount (if a positive number) equal to the product of (i) the Annual Salary in effect immediately prior to such date, multiplied by (ii) the


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percentage, if any, by which the Consumer Price Index (all items less Shelter),
Urban Wage Earners and Clerical Workers, for the North Central
Region/Populations Size B, published by the United States Government for the month preceding such date exceeds such index for the comparable month in the preceding year.

                  3.2 ANNUAL BONUS. During the Term, the Employee shall be entitled to receive an annual bonus (the "ANNUAL BONUS") based upon the Company's pre-tax income for each fiscal year of the Company ending during the Term, commencing with the fiscal year ending January 25, 1997 ("Fiscal 1996"). Subject to the terms, conditions and limitations set forth below, the Annual Bonus for any fiscal year shall be an amount equal to forty-eight and four-tenths percent (48.4%) of the Annual Salary in effect at the beginning of the relevant fiscal year in the event that the Company's pre-tax income, calculated in accordance with generally accepted accounting principles consistently applied, equals or exceeds the "TARGET AMOUNT" (as hereinafter defined) for such fiscal years. If the Company's pre-tax income for any fiscal year is less than the Target Amount for such fiscal year, the Annual Bonus shall be the amount, if any, equal to (i) (A) the percentage of the Target Amount that such pre-tax income represents, minus eighty percent (80%), divided by (B) twenty percent (20%), multiplied by (ii) forty-eight and four-tenths percent (48.4%) of the Employee's Annual Salary in effect at the beginning of such fiscal year. For example, if the Company's pre-tax income for Fiscal 1996 is ninety percent (90%) of the Target Amount and Employee's Annual Salary is $117,600, the Annual Bonus shall be calculated as follows:


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                  (90%-80%)
                  ---------  X  $56,918  =  $28,459
                      20%

If the Company's pre-tax income for any fiscal year is less than eighty percent (80%) of the Target Amount for such fiscal year, no Annual Bonus shall be payable for such fiscal year. For purposes of this Agreement, the term "TARGET AMOUNT" shall mean an amount to be determined by the Compensation Committee of the Board of Directors prior to the end of the first quarter of such year after consulting with the Employee except that the Target Amount with respect to Fiscal 1996 shall be $9,500,000, which shall be adjusted to reflect both charges and credits attributable or otherwise resulting from the Initial Public Offering. The Annual Bonus for each fiscal year shall be paid in full to the Employee as soon as practicable (but not later than thirty (30) days) after the Company's audited financial statement for such fiscal year is available to the Company. In the event Employee's employment terminates in the second half of any fiscal year, due to death, disability or expiration of the Term as provided in
Section 1 hereof, then Employee shall be entitled to a pro rata share of an Annual Bonus with the percentage equal to the number of full weeks of employment during the fiscal year divided by 52. No bonus shall be paid for any year in which the Employee is terminated for "cause" or the Employee voluntarily elects to terminate her employment.

                  3.3 OPTIONS. On the effective date of the Initial Public Offering, the Employee shall be granted under the Mazel Stores, Inc. 1996 Stock Option Plan a non-qualified option to purchase up to 30,000 Common Shares of the Company at an exercise price equal to the initial public offering price (the "OFFERING PRICE"). The option shall expire


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on the tenth (10th) anniversary of the Effective Date. The options shall vest at a rate of twenty percent (20%) per year, assuming the Employee remains an employee of the Company, commencing with the first anniversary of the Effective Date.

                  3.4 STOCK SALARY REDUCTION AWARDS.

         In consideration of the salary reductions effected at the time of the Initial Public Offering, in lieu of the salary amount payable under the original Agreement, the Company grants Employee the number of Common Shares as equal (A)
1.25 times the sum of $45,000 times the number of years (or fractional years) in the period between the Effective Date and January 31, 1999, DIVIDED BY (B) the Offering Price.

         The award of securities under this Section 3.4 shall be deemed exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 701 promulgated under such Act, but shall be subject to any lock-up agreement required of officers and directors by the underwriting agreement between the Company and the underwriters. In furtherance of such agreement, the Employee agrees, for a period of one hundred and eighty (180) days following the Effective Date, not to offer, sell or contract to sell, or otherwise dispose of any Common Shares of the Company, without the prior written consent of the representatives of the Initial Public Offering's underwriters. In addition to the foregoing, the Company agrees to lend the Employee, if requested, an amount that will cover the Employee's income tax obligations arising from the grant of the Common Shares. The loan principal and accrued interest shall be due on the earliest of (i) five (5) years after the


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Effective Date, (ii) ten (10) days following the date the Employee first sells any of the Company's Common Stock, but only to the extent of net proceeds from such sale or (iii) thirty (30) days following the date of Employee's voluntary termination of employment by the Company or any affiliate. Interest on the loan shall accrue at the applicable federal rate in effect on the date of the loans.

                  3.5 BENEFITS. The Employee shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension plans or similar benefits that may be available to other senior executives of the Company generally, on the same terms as such other executives, in each case to the extent that the Employee is eligible under the terms of such plans or programs.

                  3.6 EXPENSES. The Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by the Employee during the Term in the performance of the Employee's services under this Agreement.

         4. TERMINATION UPON DEATH OR DISABILITY. If the Employee dies during the term, this Agreement shall terminate as of the date of the Employee's death. If the Employee by virtue of ill health or other disability is unable to perform substantially and continuously the duties assigned to her for more than 180 consecutive or non-consecutive days out of any consecutive 12 month period, the Company shall have the right to terminate the employment of the Employee upon notice in writing to the Employee. Upon termination, the Employee (or the Employee's estate or beneficiaries in the case of the death of the Employee) shall be


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entitled to receive any Annual Salary, Annual Bonus and other benefits earned and accrued under this Agreement, and reimbursement under this Agreement for expenses incurred, prior to the date of termination. No provision of this Agreement shall limit any of Employee's rights under any insurance, pension or other benefit programs of the Company for which the Employee shall be eligible at the time of such death or disability.

         5. TERMINATION FOR CAUSE. If the Employee (i) is convicted of a felony, a crime of moral turpitude or any crime involving the Company (other than pursuant to actions taken at the direction or with the approval of the Board of Directors); (ii) is found by reasonable determination of the Board of Directors made in good faith, to have engaged in (A) willful misconduct, (B) willful or gross neglect, (C) fraud, (D) misappropriation or (E) embezzlement in the performance of her duties hereunder; or (iii) breaches in any material respect the terms and provisions of this Agreement and fails to cure such breach within ten days following written notice from the Company specifying such breach, the Company may terminate the Employee's employment hereunder on written notice given to the Employee at any time following the occurrence of any of the events described in clauses (i) and (ii) above and on written notice given to the Employee at any time not less than 30 days following the occurrence of any of the events described in clause (iii) above. The Employee shall have no right to receive any compensation or benefit hereunder on and after the effective date of the notice provided in the preceding sentence other than Annual Salary, Annual Bonus and other benefits earned and accrued under this Agreement, and


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reimbursement under this Agreement for expenses incurred, prior to the effective date of such notice.

         6. EARLY TERMINATION. In the event the Company elects not to renew the Term of this Agreement or the Company elects to terminate this Agreement at any time for any reason other than "cause", the Company shall continue to pay the Employee her then Annual Salary for one (1) year after the date of termination. Employee shall be entitled to receive all health care benefits, including health insurance, payable under this Agreement until the earlier of the (i) the end of such twelve (12) month period or (ii) the date Employee commences other employment and is eligible for health care benefits from her new employer.

         7. OTHER PROVISIONS.

                  7.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                           (i)      If to the Company, to:

                                    Mazel Stores, Inc.
                                    31200 Aurora Road
                                    Solon, Ohio 44139
                                    Attention: President


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                           with a copy to:

                                    ZS Fund L.P.
                                    120 West 45th Street
                                    Suite 2600
                                    New York, New York 10036
                                    Attention: Ned L. Sherwood

                           (ii)     If to the Employee, to:

                                    Sue Atkinson
                                    11560 Robin Wood Lane
                                    Burton, Ohio 44021

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

                  7.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, including, but not limited to, the original Agreement, which shall become null and void and of no further force and effect on the Effective Date.

                  7.3 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

                  7.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to principles of conflicts of law.


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                  7.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

                  7.6 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties thereto.

                  7.7 INVALIDITY. This Agreement shall be deemed void and of no effect if the Initial Public Offering fails to occur prior to December 31, 1996. In the event this Agreement is deemed null and void, the March 28, 1996 (original) Agreement shall still be effective.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.


MAZEL COMPANY L.P.                           MAZEL STORES, INC.

By:  ZS Mazel L.P.,
     its Managing Partner                    By:  /s/ Reuven Dessler, Chairman
                                                  ----------------------------
                                                  Reuven Dessler, Chairman

     By:  ZS Mazel, Inc.,
          General Partner of
          ZS Mazel L.P.                      /s/ SUE ATKINSON
                                             ---------------------------------
                                             SUE ATKINSON


          By:  /s/ Robert Horne, Vice President
               --------------------------------
               Robert Horne,
               Vice President

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